INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into as of August 8, 2014 by and among Rice Energy Inc., a Delaware corporation (the “Company”), Alpha Natural Resources, Inc., a Delaware corporation (“Alpha”), and Kevin S. Crutchfield (“Mr. Crutchfield”).

RECITALS

WHEREAS, absent a specific waiver, under Delaware law, a corporation’s directors and officers may not take certain business opportunities from such corporation that are presented to such directors or officers without first presenting such opportunities to such corporation;

WHEREAS, Section 122(17) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to renounce by action of its board of directors any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders;

WHEREAS, pursuant to the Stockholders’ Agreement among the Company, Alpha, and certain of the Company’s other stockholders, dated as of January 29, 2014, Alpha has the right to designate its Chief Executive Officer or another member of Alpha’s senior management, with the title of Senior Vice President or greater (the “Alpha-Appointed Rice Director”), as its representative on the Company’s board of directors (the “Board”) and pursuant to such right designated Mr. Crutchfield, Alpha’s Chairman and Chief Executive Officer, as the Alpha-Appointed Rice Director;

WHEREAS, the Board adopted at its meeting of May 9, 2014 (the “Effective Date”) the resolutions set forth below (collectively, the “Resolutions”):

“NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the waiver of Mr. Crutchfield’s (or any substitute Alpha-Appointed Rice Director’s (a “Substitute Designee”) obligation, to the extent it exists, to present business opportunities to the Company; and

FURTHER RESOLVED, that the Board, on behalf of the Company and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented or were presented prior to the date hereof to Mr. Crutchfield (or any Substitute Designee), Alpha or any of their respective affiliates, agents, stockholders, members, partners, directors, officers, employees or subsidiaries, as applicable, even if the business opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall have any duty to communicate or offer any such business opportunity to the Company or be liable to the Company or any of its subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Company shall indemnify such person against any claim that such person is liable to the Company or its stockholders for breach of any fiduciary duty, by reason of the fact that such person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another person or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Company or its subsidiaries (in the case of Mr. Crutchfield (or any Substitute Designee), unless such business opportunity is expressly offered to Mr. Crutchfield (or such Substitute Designee) in writing solely in his capacity as a director of the Company); it being understood (a) that neither the adoption of any provision of the Company's Amended and Restated Certificate of Incorporation, dated as of January 29, 2014 (the “A&R Certificate of Incorporation”), or the bylaws of the Company, nor the approval of any Board resolution (including any resolution amending or repealing this Board resolution), nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, approval, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed) and (b) that the foregoing shall not limit any protections or defenses available to, or indemnification or advancement rights of, any such person under the A&R Certificate of Incorporation, the bylaws of the Company or applicable law; and

FURTHER RESOLVED, that the Company shall enter into an agreement with Alpha and Mr. Crutchfield providing Alpha and Mr. Crutchfield the same rights that would have been granted to them if the foregoing resolutions had been reflected in the A&R Certificate of Incorporation;” and

WHEREAS, in compliance with the final Resolution set forth above, the Company, Alpha and Mr. Crutchfield are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company, Alpha and Mr. Crutchfield do hereby covenant and agree as follows:

Section 1. Indemnity. From and after the Effective Date the Company shall indemnify Mr. Crutchfield (or any Substitute Designee), Alpha or any of their respective affiliates, agents, stockholders, members, partners, directors, officers, employees or subsidiaries, as applicable (the “Indemnitees”) against any claim that an Indemnitee is liable to the Company or its stockholders for breach of any fiduciary duty, by reason of the fact that such person (a) participates in, pursues or acquires any business opportunity described in the Resolutions, (b) directs any such business opportunity to another person or (c) fails to present any business opportunity, or information regarding any such business opportunity, to the Company or its subsidiaries (in the case of Mr. Crutchfield (or any Substitute Designee), unless the business opportunity is expressly offered to Mr. Crutchfield (or such Substitute Designee) in writing solely in his capacity as a director of the Company).

Section 2. Modification and Amendment; Non-Exclusivity. The Company agrees that (a) neither the adoption of any provision of the Company’s Amended and Restated Certificate of Incorporation, dated as of January 29, 2014 (the “A&R Certificate of Incorporation”), or the bylaws of the Company, nor the approval of any Board resolution (including any resolution amending or repealing the Resolutions), nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, approval, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed); and (b) nothing in this Agreement shall limit any protections or defenses available to, or indemnification or advancement rights of, any Indemnitee under the A&R Certificate of Incorporation, the bylaws of the Company or applicable law.

Section 3. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, each portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each such portion of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect the Indemnitees from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by applicable law.

Section 4. Comparable Rights. The parties hereto acknowledge and agree that it is their intent that this Agreement provides the Indemnitees with the same rights that would have been granted to them if the Resolutions had been reflected in the A&R Certificate of Incorporation.

Section 5. Applicable Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

By: /s/ Kevin S. Crutchfield
Name: Kevin S. Crutchfield

ALPHA NATURAL RESOURCES, INC.

By: /s/ Philip J. Cavatoni
Name: Philip J. Cavatoni
Title: EVP, Chief Strategy Officer and Treasurer

RICE ENERGY INC.

By: /s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer